Exhibit 99.1

TransAtlantic Petroleum Announces Preliminary Financial Results for Third Quarter of 2012; Delay in Filing Quarterly Report on Form 10-Q; Award of Production Concession in Bulgaria and Operational Update

Hamilton, Bermuda (November 14, 2012) – TransAtlantic Petroleum Ltd. (TSX: TNP)(NYSE-AMEX: TAT) today reported its preliminary financial results for the quarter ended September 30, 2012. TransAtlantic Petroleum Ltd. (the “Company”) is providing these preliminary and unaudited results in an effort to keep its shareholders informed about the performance of the Company while it works to complete its Quarterly Report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2012.

Form 10-Q for Quarter Ended September 30, 2012

On November 9, 2012, the Company filed a Form 12b-25 with the Securities and Exchange Commission (the “SEC”) which gave the Company an additional five days to file its Form 10-Q for the quarter ended September 30, 2012. The Company was unable to file the Form 10-Q within the additional time period prescribed under Rule 12b-25 because the Company identified accounting errors that were preliminarily determined to be immaterial to previously reported amounts in prior accounting periods. These errors resulted in an understatement of previously reported 2012 net income from continuing operations. As a result, the Company needs additional time to complete and review the Company’s financial statements and disclosures to be contained in the Form 10-Q. The Company reasonably expects to complete the Form 10-Q and file it with the SEC during the week of November 19th.

Preliminary Financial Results

The Company expects total revenues for the quarter ended September 30, 2012 to be between approximately $30.0 million and $35.0 million, as compared to $32.0 million for the quarter ended September 30, 2011.

The Company expects net income for the quarter ended September 30, 2012 to be between approximately $5.0 million and $10.0 million compared to a net loss of $5.5 million for the quarter ended September 30, 2011. The Company expects net income from continuing operations for the quarter ended September 30, 2012 to be between approximately a net loss of $3.0 million and net income of $3.0 million, as compared to a net loss from continuing operations of $3.9 million for the quarter ended September 30, 2011. The Company cautions that the estimation of net income is preliminary and subject to change, possibly materially.

At September 30, 2012, TransAtlantic had $26.2 million in cash and cash equivalents and $32.8 million in long-term debt. The Company expects total shareholders’ equity at September 30, 2012 to be between approximately $215.0 million and $225.0 million, as compared to an expected range of $165.0 million to $175.0 million for the quarter ended December 31, 2011, as revised.

The Company cautions that all of these financial results are preliminary and subject to change, possibly materially, following the completion and analysis of the financial statements for the quarter ended September 30, 2012. The Company reiterates that the above preliminary and unaudited financial information does not represent all of the information that would normally be included in a Quarterly Report on Form 10-Q with respect to the Company’s financial results.

Operations Update

	For the three months ended
	September 30, 2012	September 30, 2011	June 30, 2012
Net Sales
Oil (Mbbls):	229	222	233
Natural Gas (MMcf):	928	1,426	1,081

Total Net Sales (Mboe):	384	460	413
Total Net Sales (boe/day):	4,168	4,996	4,544
Realized Commodity Pricing
Oil ($/bbl – Unhedged):	$105.81	$104.43	$97.45
Oil ($/bbl – Hedged):	$102.08	$98.56	$94.14

Natural Gas ($/Mcf – Unhedged):	$8.14	$6.53	$8.48
Natural Gas ($/Mcf – Hedged):	$8.14	$6.53	$8.48

The Company’s 7-day average net production rate as of November 12, 2012 was approximately 4,630 net barrels of oil equivalent (“boe”) per day, including approximately 10.0 million cubic feet (“MMcf”) of natural gas per day and approximately 2,977 barrels (“bbls”) of oil per day.

Molla

The Goksu-3H exploration well (100% working interest) began flowing naturally on October 22, 2012. Gross daily production from the well has ranged from 300 to 540 bbls of oil per day and production has averaged 506 bbls per day over the seven day period ending November 12, 2012. To-date, the well has recovered over 9,000 bbls of oil. Additional horizontal drilling in the Molla license is expected to commence during the first quarter of 2013.

The Bahar-1 exploration well (100% working interest) is awaiting fracture stimulation, which is currently expected to commence in late November 2012. Initial stimulation will target the Bedinan formation with testing of other zones contingent upon initial productivity of the Bedinan.

Selmo

TransAtlantic has three wells remaining in its 14-well frac program at Selmo. To-date each well that has recovered its load water has shown an average increase in gross production of approximately 60 bbls of oil per day.

Award of Koynare Production Concession in Bulgaria

On November 14, 2012, Bulgaria’s Council of Ministers awarded TransAtlantic’s subsidiary, Direct Petroleum Bulgaria EOOD, a 35-year production concession covering the approximately 160,000 acre (65,000 hectare) Koynare Concession Area. The Company expects to resume conventional drilling activity in the area during 2013.

Outlook

The Company expects net production during the fourth quarter of 2012 to average between approximately 4,300 and 4,400 boe per day, inclusive of the reduced natural gas sales associated with the Ramadan religious holiday in October and reduced demand at year-end. Crude oil sales are expected to account for approximately 65% of production volumes during the quarter. TransAtlantic currently has four operated rigs running, including two rigs in the Thrace Basin and two rigs in southeastern Turkey.

Conference Call

The Company has scheduled a conference call for Thursday, November 15, 2012 at 11:00 a.m. Eastern (10:00 a.m. Central) to provide an operations update.

Investors who would like to participate in the conference call should dial 877-878-2762, or 678-809-1005 for international calls, approximately 10 minutes prior to the scheduled start time, and ask for the TransAtlantic conference call. The conference ID is 71901553. A replay will be available until 11:59 p.m. Eastern on November 29, 2012. The number for the replay is 855-859-2056, or 404-537-3406 for international calls, and the conference ID is 71901553.

An enhanced webcast of the conference call and replay will be available through the Company’s website. To access the conference call and replay, click on “Investors,” select “Events,” and click on “Webcast” found below the event listing. The webcast requires Microsoft Windows Media Player or RealOne Player.

About TransAtlantic

TransAtlantic Petroleum Ltd. is an international energy company engaged in the acquisition, development, exploration and production of oil and natural gas. The Company holds interests in developed and undeveloped oil and natural gas properties in Turkey, Bulgaria and Romania.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements regarding the Company’s intent to file its Quarterly Report on Form 10-Q for the period ended September 30, 2012, the expected amounts and reporting of financial results, the holding of an earnings conference call, the future drilling and completion of wells, expected average quarterly production, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, the ability of the Company to continue to develop and exploit attractive foreign initiatives.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include but are not limited to market prices for natural gas, natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities, receipt of required approvals, increases in taxes, legislative and regulatory initiatives relating to fracture stimulation activities, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; the negotiation and closing of material contracts; shortages of drilling rigs, equipment or oilfield services.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

CONTACT:

Chad Potter, VP, Financial and Investor Relations

(214) 220-4323

chad.potter@tapcor.com

http://www.transatlanticpetroleum.com

16803 Dallas Parkway, Suite 200

Addison, Texas 75001